UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2023

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356
300 Washington Street
Newton, Massachusetts		02458
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 30, 2023, Acer Therapeutics Inc. (“Acer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”) and Aspen Z Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Zevra (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Acer, with Acer surviving the merger as an indirect wholly-owned subsidiary of Zevra (the “Merger”). The board of directors of Acer, Zevra, and Merger Sub, respectively, have unanimously approved the Merger Agreement and the Merger, as applicable.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Acer (“Acer Common Stock”) (other than (i) shares held in Acer’s treasury or shares owned directly or indirectly by Zevra, Merger Sub or any wholly-owned subsidiary of Acer and (ii) any shares held by any holder who properly demands appraisal of such shares under Delaware law) will be converted automatically into and will thereafter represent the right to receive (a) 0.1210 of a share of common stock of Zevra (“Zevra Common Stock”) and (b) one non-transferable contingent value right (a “CVR”) to be issued by Zevra, which will represent the right to receive one or more contingent payments, if any, upon the achievement of certain milestones, subject to and in accordance with the terms of a contingent value rights agreement (the “CVR Agreement”) that will be entered into prior to the Effective Time (collectively, the “Merger Consideration”).

The Merger Agreement contains customary representations and warranties of Zevra and Acer relating to their respective businesses and public filings, in each case generally subject to a materiality and “Material Adverse Effect” qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Acer, including a covenant to conduct its business in the ordinary course of business consistent with past practice and to refrain from taking certain actions without Zevra’s consent. Acer has agreed not to solicit proposals that could lead to an alternative transaction proposal, engage in or otherwise participate in any discussions or negotiations regarding an alternative transaction proposal or furnish any information to third parties in connection with an alternative transaction proposal, enter into any letter of intent or agreement with respect to an alternative transaction proposal or enter into any agreement requiring Acer to terminate the Merger Agreement, approve or recommend an alternative transaction proposal, or resolve to agree to do any of the foregoing, subject, in each case, to certain exceptions that would permit Acer to consider and recommend certain superior proposals if the failure to do so would be inconsistent with their respective boards of directors’ fiduciary duties, or to terminate the Merger Agreement to accept certain superior proposals if the failure to do so would be inconsistent with the board of directors’ fiduciary duties. Zevra and Acer have jointly agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the special meeting to obtain the necessary approval for the Merger from Acer’s stockholders and the issuance of the Zevra Common Stock and to use commercially reasonable efforts to cause the Form S-4 to be declared effective as promptly as practicable.

Consummation of the Merger is subject to various conditions, including, among others, adoption of the Merger Agreement by Acer’s stockholders and no temporary restraining orders or injunctions prohibiting the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its covenants and obligations under the Merger Agreement and, in the case of Zevra, the absence of a “Material Adverse Effect” with respect to Acer (as defined in the Merger Agreement).

The Merger Agreement also provides the parties with rights to terminate the Merger Agreement in certain circumstances, including by mutual written consent of Zevra and Acer, if the Merger has not been consummated by February 29, 2024 (which may be extended), if there is an order permanently restraining, enjoining, or otherwise prohibiting the Merger, or if Acer fails to obtain the necessary approval for the Merger from its stockholders.

If the Merger Agreement is terminated under certain circumstances, an alternative acquisition proposal had previously been made with respect to Acer and within 12 months of the termination of the Merger Agreement Acer enters into a definitive agreement in respect of any other acquisition proposal and the transaction contemplated by such proposal is subsequently consummated, then Acer would be obligated to pay Zevra a fee equal to $3.0 million. Acer would also be obligated to pay this fee if the Merger Agreement is terminated because of certain triggering events by Acer, including termination to accept a superior proposal and enter into certain superior acquisition transactions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in parties’ public disclosures. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

CVR Agreement

At or prior to the time the Merger becomes effective, Zevra will enter into the CVR Agreement with a rights agent designated by Acer (the “Rights Agent”) governing the terms of the CVRs to be issued to the applicable holders of Acer Common Stock as part of the Merger Consideration. The holders of CVRs will not be permitted to transfer the CVRs, subject to certain limited exceptions.

Each CVR represents the right to receive contingent cash payments (each a “Milestone Payment”) upon the achievement of certain annual net sales milestones, regulatory milestones and other milestones by the date that is the twelve-year anniversary of the closing of the Merger (the “Milestone Period”). If applicable, each Milestone Payment would be paid only once, upon first achievement of the corresponding milestone, regardless of the number of times such event is achieved. Additionally, Zevra has agreed to use diligent efforts to achieve the milestones.

The annual net sales milestones would, if applicable, be based on the annual net sales of OLPRUVA™ (sodium phenylbutyrate) during the Milestone Period and are as follows:

•	If annual net sales of OLPRUVA™ equal or exceed $35.0 million, a $7.0 million milestone payment is triggered.

•	If annual net sales of OLPRUVA™ equal or exceed $50.0 million, a $7.0 million milestone payment is triggered.

•	If annual net sales of OLPRUVA™ equal or exceed $100 million, a $10.0 million milestone payment is triggered.

•	If annual net sales of OLPRUVA™ equal or exceed $200 million, a $10.0 million milestone payment is triggered.

The regulatory milestones would, if applicable, be based on certain Food and Drug Administration (“FDA”) approvals during the Milestone Period and are as follows:

•

If the FDA approves a supplemental new drug application for OLPRUVA™ for the treatment of Maple Syrup Urine Disease as a second indication to the label for OLPRUVA™, a $12.0 million milestone payment is triggered.

•	If the FDA approves OLPRUVA™ for any indication other than treatment of urea cycle disorders or Maple Syrup Urine Disease, a $10.0 million milestone payment is triggered.

•	If the FDA approves EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos syndrome in patients with a confirmed type III collagen mutation, a $20.0 million milestone payment is triggered.

The other milestones are as follows:

•

If, during the Milestone Period, (x) Zevra receives funding of at least $20.0 million from a governmental entity for the development of ACER-2820 for the treatment of any indication, and within three (3) years of such funding, Zevra grants a license to a third party for the purpose of developing and commercializing ACER-2820, or sells the ACER-2820 intellectual property to a third party or (y) Zevra or an affiliate obtains FDA approval for the use of ACER-2820 for treatment of any indication, then a milestone payment equal to the greater of (a) 10% of the total cash consideration paid to the Zevra for the license or sale of the ACER-2820 intellectual property or (b) $5.0 million, is triggered.

•

If, during the Milestone Period, the FDA issues a priority review voucher (“PRV”) to Zevra for approval of ACER-2820, and Zevra thereafter sells that PRV, then a milestone payment equal to 25% of the total cash consideration paid to Zevra for the PRV is triggered.

Prior to the date the applicable Milestone Payment is due pursuant to the terms of the CVR Agreement, Zevra would pay the Rights Agent the aggregate Milestone Payment amount. If applicable, the amount of certain payments to the holders of warrants to acquire shares of Acer common stock prior to the merger may be deducted from any Milestone Payment amount (and then paid to such holders). The Rights Agent would promptly pay to each holder of record of CVRs, an amount equal to the product of the applicable per share Milestone Payment (less, if applicable, any amount payable to former Acer warrant holders) multiplied by the number of CVRs held by each such holder.

The foregoing description of the CVR Agreement is qualified in reference to the full text of the CVR Agreement, a copy of which is attached as Exhibit A to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Bridge Loan Agreement and Security Agreement

In connection with the signing of the Merger Agreement, on August 30, 2023, Acer and Zevra entered into that certain Bridge Loan Agreement (the “Bridge Loan Agreement”) and related Security Agreement (the “Security Agreement”), pursuant to which Zevra has agreed to lend, in tranches, up to $6.5 million to Acer for payment of certain working capital requirements of Acer, subject to Zevra’s approval, and up to $10.0 million, immediately, for the purpose of paying the consideration required by the Termination Agreement, as further described in Item 1.02 below. The loans made pursuant to the Bridge Loan Agreement are secured by Acer’s collateral as set forth in the Security Agreement.

The loans under the Bridge Loan Agreement will bear interest at a rate of 12% per annum from the date of the advance until the date of repayment. Interest will be paid in kind (“PIK Interest”) and added to the principal amount of the loan on a monthly basis. The Bridge Loan Agreement requires Acer to pay back the principal amount of the loan including PIK Interest and all accrued and unpaid interest there on upon the earlier of (a) termination of the Merger Agreement in accordance with its terms, (b) the closing date of the Merger or (c) the date when all amounts under the Bridge Loan Agreement otherwise become due on its terms. The Bridge Loan Agreement also provides for voluntary prepayment of loans without penalty, subject to certain conditions. The Bridge Loan Agreement contains customary representations and warranties and affirmative and negative covenants, and provides for certain events of default.

Additionally, pursuant to agreements negotiated between Zevra and Nantahala Capital Management, LLC, Zevra has become the successor party to that certain Credit Agreement dated March 4, 2022 by and among Acer, as borrower, Zevra (as successor) as the agent, and the lenders party thereto, and that certain Secured Convertible Note Purchase and Security Agreement dated March 4, 2022 by and among Acer, as the issuer, Zevra (as successor) as the agent, and the purchasers party thereto (collectively the “Existing Secured Debt”). In connection therewith, Acer’s obligations in respect of the Existing Secured Debt have been subordinated to Acer’s obligations under the Bridge Loan Agreement.

Exclusive License Agreement

As a condition to the Merger Agreement, and in connection with the Termination Agreement referenced in Item 1.02 below, on August 28, 2023, Acer and Relief Therapeutics Holding AB (“Relief”) entered into that certain Exclusive License Agreement (“ELA”), pursuant to which Relief will hold exclusive development and commercialization rights for OLPRUVA™ in the European Union, Liechtenstein, San Marino, Vatican City, Norway, Iceland, Principality of Monaco, Andorra, Gibraltar, Switzerland, United Kingdom, Albania, Bosnia, Kosovo, Montenegro, Serbia and North Macedonia (Geographical Europe). Acer will have the right to receive a royalty of up to 10% of the net sales of OLPRUVA™ in Geographical Europe.

Amendment to Unsecured Promissory Note

On August 30, 2023, Acer entered into an amendment (the “Note Amendment”) to the Unsecured Promissory Note dated as of June 22, 2023 issued by the Company to Christopher Schelling (the “Original Note”), which Note Amendment, amends the maturity date of the Original Note from August 21, 2023 to the earlier of (a) the termination of the Merger Agreement and (b) the closing date of the Merger. The material terms of the Original Note were previously disclosed on a Form 8-K filed by Acer with the SEC on June 26, 2023.

The foregoing descriptions of the Bridge Loan Agreement, Security Agreement, ELA, and Note Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 28, 2023 and as a condition to the Merger Agreement, Acer and Relief entered into a Termination Agreement (the “Termination Agreement”), pursuant to which Acer and Relief mutually agreed to terminate the Collaboration and License Agreement (the “CLA”), dated March 19, 2021, by and between Acer and Relief. The material terms of the CLA were previously disclosed on a Form 8-K filed by Acer with the SEC on March 22, 2021.

In accordance with the terms of the Termination Agreement, Relief will receive an upfront payment from Acer of $10.0 million with an additional payment of $1.5 million due on the first-year anniversary of the $10.0 million payment. Acer has also agreed to pay a 10% royalty on net sales of OLPRUVA™ worldwide, excluding Geographical Europe, and 20% of any value received by Acer from certain third parties relating to OLPRUVA™ licensing or divestment rights, all of the foregoing which are capped at $45.0 million, for total payments to Relief of up to $56.5 million.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Bridge Loan Agreement and Security Agreement” in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Acer, Zevra, and Merger Sub entered into a voting and support agreement (the “Voting and Support Agreement”) with certain stockholders of Acer (collectively, the “Acer Stockholders”). As of August 29, 2023, the Acer Stockholders collectively owned approximately 25.0% of the total outstanding shares of Acer Common Stock (the “Voting Agreement Shares”). Pursuant to the Voting and Support Agreement, each of the Acer Stockholders has agreed to vote or cause the holder of record to vote, in favor of (i) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and (ii) any proposal to adjourn or postpone a meeting of Acer’s stockholders to a later date if there are not sufficient votes to approve the Merger.

The Acer Stockholders have also agreed to vote against (i) any material change in the capitalization or corporate structure of Acer or any of its subsidiaries and (ii) any action, proposal, transaction or agreement that is intended, or would reasonably be likely to prevent, materially impede, materially delay or otherwise materially and adversely affect Acer’s, Zevra’s or Merger Sub’s ability to timely consummate the transactions contemplated by the Merger Agreement, including the Merger.

The Acer Stockholders have also agreed not to, among other things, sell, transfer, assign, pledge, give, tender in any tender or exchange offer or similarly dispose of any Voting Agreement Shares, subject to certain exceptions. The Voting Agreement will terminate upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement.

Lock-Up Agreement

In addition, concurrently with the execution of the Merger Agreement, certain officers, directors, and stockholders of Acer entered into lock-up agreements (the “Lock-Up Agreements”), which shall become effective only at the closing of the Merger, pursuant to which they accepted certain restrictions on transfers of shares of the Zevra Common Stock they would receive in connection with the Merger until 180 days after the closing of the Merger.

The foregoing descriptions of the Voting and Support Agreement and Lock-Up Agreements are qualified in their entirety by reference to the full text of the Voting and Support Agreement and Lock-Up Agreements, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated in this Item 8.01 by reference.

Press Releases

On August 30, 2023, Acer issued a press release announcing Acer’s entrance into the ELA and Termination Agreement, and on August 31, 2023, Acer and Zevra issued a press release announcing Acer’s entrance into the Merger Agreement and other related transactions. Copies of the press releases are furnished herewith as Exhibits 99.3 and 99.4, respectively, and are incorporated in this Item 8.01 by reference.

Additional Information and Where to Find It

In connection with the proposed transaction between Acer and Zevra, Acer and Zevra will file relevant materials with the SEC and Zevra will file a registration statement on Form S-4 that will include a proxy statement of Acer that also constitutes a prospectus of Zevra referred to as a proxy statement/prospectus. A definitive proxy statement/prospectus will be mailed to stockholders of Acer. INVESTORS AND SECURITY HOLDERS OF ACER ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Acer or Zevra through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Acer will be available free of charge on Acer’s website at www.acertx.com or by contacting Acer’s Investor Relations Department at investors@acertx.com. Copies of the documents filed with the SEC by Zevra will be available free of charge on Zevra’s investor relations website at investors.zevra.com under the tab “SEC Filings.”

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Participants in the Solicitation

Acer and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Acer is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 27, 2023, and its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 14, 2023. Information about the directors and executive officers of Zevra is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 7, 2023, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 15, 2023, the definitive proxy statement filed by Daniel J. Mangless, together with the other participants named therein, which was filed with the SEC on March 17, 2023, and Zevra’s Current Reports on Form 8-K, filed with the SEC on March 30, 2023, May 8, 2023, May 15, 2023, and August 7, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

DISCLOSURE NOTICE: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, related to Acer, Zevra and the proposed acquisition of Acer by Zevra. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect the financial or operating results of Acer, Zevra or the combined company. These forward-looking statements may be identified by terms such as anticipate, believe, foresee, expect, intend, plan, may, will, could, should and would and the negative of these terms or other similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition, including future financial and operating results, plans, objectives, expectations and intentions; statements about contingent cash consideration and related milestones as contemplated by the CVR Agreement; and the anticipated timing of closing of the acquisition. In addition, all statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to customers, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, and contingent cash consideration and related milestones as contemplated by the CVR Agreement — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary stockholder approval) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; risks related to the contingent cash consideration and related milestones as contemplated by the CVR Agreement, including that such milestone may not be achieved and thus the related cash consideration would not become payable; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against Acer, Zevra or the combined company; the ability to retain key personnel; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the capital stock of Acer and Zevra and on Acer’s and Zevra’s operating results; risks relating to the value of Zevra’s shares to be issued in the transaction; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the financing of the transaction and Acer’s interim operations; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.

A further description of risks and uncertainties relating to Acer and Zevra can be found in their respective most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

Neither Acer nor Zevra intends to update the forward-looking statements contained in this document as the result of new information or future events or developments, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., Aspen Z Merger Sub, Inc., and Acer Therapeutics Inc.

10.1	Bridge Loan Agreement dated as of August 30, 2023 by and between Zevra Therapeutics, Inc. and Acer Therapeutics Inc.

10.2*	Security Agreement dated as of August 30, 2023 by and between Zevra Therapeutics, Inc. and Acer Therapeutics Inc.

10.3	Exclusive License Agreement dated as of August 28, 2023 by and between Acer Therapeutics Inc. and Relief Therapeutics Holding AB.

10.4	Amendment No. 1 to Unsecured Promissory Note dated as of August 30, 2023 by and between Acer Therapeutics Inc. and Christopher Schelling.

10.5	Termination Agreement dated as of August 28, 2023 by and between Acer Therapeutics Inc. and Relief Therapeutics Holding AB.

99.1	Voting and Support Agreement dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., Aspen Z Merger Sub, Inc., Acer Therapeutics Inc., and certain stockholders of Acer Therapeutics Inc.

99.2	Form of Lock-up Agreement.

99.3	Press release issued by Acer Therapeutics, Inc. on August 30, 2023.

99.4	Press release issued by Acer Therapeutics, Inc. and Zevra Therapeutics, Inc. on August 31, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 30, 2023	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer